Exhibit 10.17

RULES OF THE INDIVIOR 2024 LONG-TERM INCENTIVE PLAN

Board Adoption:    February 21, 2024

Shareholder Approval:     May 9, 2024

Committee Amendment:     September 30, 2024 and February 27, 2025

Expiry Date:    2034 AGM

The Indivior 2024 Long-term Incentive Plan
Introduction
An Award under the Plan can take the form of:
•A Nil-cost Option - which is a right to buy Shares on Vesting for nothing or a nominal amount.
•A Market Value Option - which is a right to buy Shares at a price set by reference to the market value of the Shares at the Award Date.
•A Conditional Award - which is a right to be given Shares on Vesting.
•Free Shares – which is the receipt of Shares for nothing or a nominal amount but with the Shares subject to the risk of forfeiture prior to Vesting.
Grant, Vesting and Release of all types of Award work in similar ways but there are some differences in the mechanics of how they are granted and what happens after they Vest.
The schedules allow for grants of particular types of Awards in a way which attracts favourable tax treatment or complies with special rules in various countries.
This introduction does not form part of the rules.
Definitions
In these rules:
“Acquiring Company” means a person who obtains Control of the Company;
“Award” means a Conditional Award, an Option or Free Shares;
“Award Date” means the date which the Committee sets for the grant of an Award;
“Business Day” means a day on which the London Stock Exchange (or, if relevant and if the Committee determines, any stock exchange nominated by the Committee on which the Shares are traded) is open for the transaction of business;
“CDI” means a depositary interest issued through CREST representing a beneficial interest in an ordinary share in the capital of the Company;
“Committee” means, subject to rules 8.5 (Committee) and 9.3 (Committee), in the case of Awards to executive directors of the Company, the compensation committee of the company or a sub-committee of it, and in other cases, any committee or body authorised to operate the Plan;
“Company” means Indivior PLC;
“Conditional Award” means a conditional right to acquire Shares granted under the Plan;
“Control” means in relation to a body corporate, the power of a person to secure by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate, or by virtue of any powers conferred by the articles of association, or other document regulating that or any other body corporate, that the affairs of the first mentioned body corporate are conducted in accordance with the wishes of that person;

“Dealing Restrictions” means restrictions on, or requirements for approvals for, dealing in Shares imposed by statute, order, regulation or Government directive, listing authority, or by the Market Abuse Regulation or any code adopted by the Company;
“Expiry Date” means the date of the Company’s annual general meeting in 2034;
“Free Shares” means Shares to which the Participant has beneficial ownership from the Award Date, subject to any Committee determination on voting and/or dividend entitlement under rule 3.1 (Dividend and voting);
“Holding Period” means a period commencing on the Vesting Date and ending on the second anniversary of the Vesting Date (or other such date as the Committee may determine);
“London Stock Exchange” means London Stock Exchange plc;
“Market Value” means on any day not less than the average of the closing middle market quotations of a Share (taken from the Daily Official List of the London Stock Exchange or from the equivalent such records of such other stock exchange on which the Shares are traded) over the immediately preceding 5 Business Days;
“Market Abuse Regulation” means Regulation (EU) No. 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse as it forms part of United Kingdom law by virtue of the European Union (Withdrawal) Act 2018 or any equivalent or successor legislation and related guidance issued by the European Securities and Markets Authority and the relevant UK listing authority on market abuse;
“Market Value Option” means an Option, the Option Price of which is set by reference to the Market Value of a Share on the Award Date;
“Member of the Group” means:
(i)the Company; and
(ii)its Subsidiaries from time to time; and
(iii)any other company which is associated with the Company and is so designated by the Committee,
(iv)and “Group” shall be construed accordingly;
(v)“Nil-cost Option” means an Option, the Option Price of which is set to zero or a nominal amount.
“Normal Release Date” means the date on which an Award will normally be Released, which will be:
(i)in relation to an Award to which no Holding Period applies, the Planned Vesting Date; and
(ii)in relation to an Award to which a Holding Period applies, the date on which the Holding Period ends;
“Official List” means the list maintained by the UK Financial Conduct Authority for the purposes of section 74(1) of the Financial Services and Markets Act 2000;
“Option” means a right to acquire Shares granted under the Plan;
“Option Price” means zero, or the amount payable on the exercise of an Option, as specified under rules 2.1 (Terms of Awards) and 2.2 (Option Price of Market Value Options);

“Participant” means a person holding an Award or their personal representatives;
“Performance Conditions” means any performance conditions imposed under rule 1.4 (Performance Conditions);
“Performance Period” means the period in respect of which the Performance Conditions are to be satisfied which will not normally be less than 3 consecutive years of the Company;
“Plan” means these rules known as “The Indivior 2024 Long-term Incentive Plan” as changed from time to time;
“Planned Vesting Date” means the date set under rule 2.1 (Terms of Awards) and which will normally be the third anniversary of the Award Date;
“Release” (i) in relation to an Option, means an Option becoming capable of exercise, (ii) in relation to a Conditional Award, means a Participant becoming entitled to have the Shares under their Award transferred to them subject to these rules, and (iii) in relation to Free Shares, means Free Shares ceasing to be subject to the risk of forfeiture, and “Released” will be construed accordingly;
“Shares” means fully paid ordinary shares in the capital of the Company or, where appropriate, CDIs representing such shares, and/or shares or CDIs representing those shares or CDIs following any reorganisation of the share capital of the Company;
“Social Security Liability” means a liability to pay national insurance contributions in the United Kingdom (or their equivalent, in the opinion of the Committee, outside the United Kingdom) in relation to an Award or the benefits received or capable of being received in respect of an Award;
“Subsidiary” means a company which is a subsidiary of the Company within the meaning of Section 1159 of the Companies Act 2006;
“Vest” in relation to an Award, means the Award reaching its Vesting Date and “Vesting”, “Vested” and “Unvested” will be construed accordingly; and
“Vesting Date” means the latest of the dates set out in rule 4.1 (Timing of Vesting), subject to rule 6 (Leaving the Group) or 8 (Takeovers and restructuring).
1Granting Awards
1.1Awards
Awards will be made by the Company or the Committee. Where an Award is granted by the Company, the terms of that Award must be approved in advance by the Committee.
1.2Eligibility
The Company may grant an Award to any employee (including an executive director) of the Company or any Subsidiary. However, unless the Committee considers that special circumstances exist, an Award may not be granted to an employee who on the Award Date has given or received notice of termination of employment, whether or not such termination is lawful.
1.3Timing of Award
Awards may not be granted at any time after the Expiry Date and Awards may only be granted within 42 days starting on the date that the Company is first listed on the London Stock Exchange and thereafter 42 days starting on any of the following:

(i)the day after the announcement of the Company’s results for any period;
(ii)any day on which the Committee resolves that exceptional circumstances exist which justify the grant of Awards;
(iii)any day on which changes to the legislation or regulations affecting share plans are announced, effected or made; or
(iv)the lifting of Dealing Restrictions which prevented the granting of Awards during any period specified above.
1.4Performance Conditions
When granting an Award, the Company may make its Vesting conditional on the satisfaction of one or more conditions determined by the Committee. Performance Conditions must be objective and specified at the Award Date and may provide that an Award will lapse if the Performance Conditions are not satisfied. The Committee may waive or change the Performance Conditions if anything happens which causes the Committee reasonably to consider it appropriate, provided that any changed Performance Conditions will not be materially easier or more difficult to satisfy.
1.5Other conditions
The Company may impose other conditions when granting an Award. Any such condition must be objective, specified at the Award Date and may provide that an Award will lapse if it is not satisfied. The other conditions may include a condition that the Participant must reimburse any person for some or all of any Social Security Liability arising on any event in connection with their Award, that the Participant must enter into an election and transfer some or all of that Social Security Liability to themselves, and/or that the Participant must enter into a joint election under Section 431 of the Income Tax (Earnings and Pensions) Act 2003 (or an overseas equivalent). The Company, with the consent of the Committee, may waive or change a condition in accordance with its terms or if anything happens which causes the Company reasonably to consider it appropriate provided that any changed condition will be no more difficult to satisfy. Notwithstanding anything else in the Plan, an Award will only Vest to the extent that any condition is satisfied or waived.
1.6Award statement
Each Participant will receive a statement setting out the terms of the Award as soon as practicable after the Award Date. The statement may be the deed referred to in 2.1 (Terms of Awards) or any other document. If any statement is lost or damaged the Company may replace it on such terms as it decides.
1.7No payment
A Participant is not required to pay for the grant of any Award.
1.8Disclaimer of Award
A Participant may disclaim all or part of their Award within 30 days after the Award Date by notice in writing to any person nominated by the Company. If this happens, the Award will be deemed never to have been granted under the Plan. A Participant is not required to pay for the disclaimer.
1.9Administrative errors

If the Company tries to grant an Award which is inconsistent with rule 10 (Plan limits), the Award will be limited and will take effect from the Award Date on a basis consistent with those rules.
2Awards
2.1Terms of Awards
Awards must be granted by deed. The terms of the Award, as determined by the Company and approved by the Committee, must be specified in the deed and must include:
(i)whether the Award is:
(I)a Conditional Award;
(II)an Option;
(III)a Market Value Option; or
(IV)Free Shares;
or a combination of these;
(ii)the number of Shares subject to the Award;
(iii)the Performance Conditions (where applicable);
(iv)the Planned Vesting Date;
(v)whether the Award is subject to a Holding Period and the date on which that Holding Period ends;
(vi)any other condition specified under rule 1.5 (Other conditions);
(vii)whether the Participant is entitled to receive any cash or shares under rule 5.6 (Dividend equivalent);
(viii)the Award Date; and
(ix)the Option Price (if relevant).
2.2Option Price of Market Value Options
In the case of a Market Value Option, the Option Price will not be less than the Market Value of a Share on the Award Date.
2.3Free Shares
(i)In the case of Free Shares, the Participant must, before the Award Date, enter into an irrevocable agreement with the Company (or their employing company) in such form and on such terms as the Committee may prescribe which may include an agreement by the Participant (a) not to transfer, assign, sell, pledge, charge or otherwise dispose of any such Free Shares except to the extent that the Award has Vested, (b) to hold such Free Shares through a nominee arrangement, and (c) to transfer (or procure the transfer) to or to the order of the Company, for a total of one penny, all the Free Shares in respect of which the Award lapses. If the Participant does not enter into the agreement before the Award Date, the Award will not be granted. To the extent that an Award Vests, the agreement will cease to have effect in relation to the Shares subject to it.
(ii)Within 14 days of the Award Date, the Company shall (or the relevant employing company shall procure that the Company shall) issue or transfer to the Participant or to another person to be held as trustee or nominee for the Participant the number of Shares subject to the Award of Free Shares.
(iii)In the case of an Award of Free Shares, “lapsed” shall be construed as “forfeited”.

2.4Individual Limit
Each Award to an executive director of the Company must be limited and must therefore take effect so that the total Market Value of the Shares which are subject to the Award when then added to the total Market Value of the Shares, if any, subject to Awards granted to the Participant in the same financial year of the Company does not exceed the limit as set out in the Company’s prevailing directors’ remuneration policy. Awards granted to Participants who are not executive directors of the Company must, unless the Committee determines there are circumstances that justify a greater limit, be subject to the limit set out in the Company’s prevailing directors’ remuneration policy. For these purposes a Participant’s pay on any date is the rate of their basic annual salary (excluding bonus, commissions and benefits in kind) from all Members of the Group on that date.
3Rights relating to Awards
3.1Dividend and voting
A Participant shall not be entitled to vote, to receive dividends or to have any other rights of a shareholder in respect of Shares subject to an Award until the Shares are issued or transferred to the Participant, save that a Participant shall be entitled to vote and receive dividends in respect of an Award of Free Shares prior to Vesting unless the Committee determines otherwise at the time of the Award Date.
3.2Transfer
A Participant may not transfer, assign or otherwise dispose of an Award or any rights in respect of it. If they do, whether voluntarily or involuntarily, then it will immediately lapse. This rule 3.2 (Transfer) does not apply to the transmission of an Award on the death of a Participant to their personal representatives.
4Vesting of Awards
4.1Timing of Vesting
Subject to rules 6 (Leaving the Group) and 8 (Takeovers and restructurings), the Vest Date of an Award shall be the latest of the following:
(i)the date on which the Committee makes its determination under rule 4.2 (Determination of Performance Conditions and other conditions) of the extent to which any Performance Conditions (if applicable) are satisfied or waived;

(ii)the Planned Vesting Date;
(iii)the date the Committee decides that any other condition (rule 1.5 (Other conditions)) are satisfied or waived; and
(iv)the date on which any Dealing Restrictions which prevent Vesting on the dates specified above cease to apply.
4.2Determination of Performance Conditions and other conditions
As soon as reasonably practicable after the end of the Performance Period, the Committee will determine whether and to what extent any Performance Conditions and any other conditions under rule 1.5 (Other conditions) have been satisfied and how many Shares will Vest for each Award. To the extent that any Performance Conditions or other conditions are not satisfied, the Award lapses. Where an Award that is subject to Performance Conditions has been granted to a director of the Company the Performance Conditions and any other conditions may only be tested once; there may not be any re-testing.
4.3Lapse
If an Award lapses under the Plan it cannot Vest and be Released and a Participant has no rights in respect of it.
5Consequences of Vesting and Release
5.1Subject to rules 6 (Leaving the Group) and 8 (Takeovers and restructurings), an Award will be Released:
(i)on the Normal Release Date; or
(ii)if on the Normal Release Date (or on any other date on which an Award is due to be Released under rule 6 (Leaving the Group) or 8 (Takeovers and restructurings)) a Dealing Restriction applies to the Award, on the date on which such Dealing Restriction lifts.
5.2Conditional Award
As soon as reasonably practicable after the Release of a Conditional Award, the Company will arrange (subject to rule 5.8 (Withholding) and 12.7 (Consents)) for the transfer (including a transfer out of treasury) or issue to or to the order of the Participant of the number of Shares subject to the Released Award.
5.3Options
(i)Following its Release, an Option may be exercised by a Participant at any time during the Exercise Period (see rule 6.7 (Lapsing of Options and Exercise Periods)) by giving notice in the prescribed form to the Company or any person nominated by the Company and by:
(I)paying the Option Price (if any) for the number of Shares being acquired (or giving details of arrangements agreed between the Participant and the Company for the payment of the Option Price for the number of Shares being acquired); and

(II)enclosing the relevant award certificate (if required by the Company).
(ii)The “Option Exercise Date” will be the date of receipt by the Company or other duly appointed agent of the notice and, if appropriate, documents and the payment referred to in rule (i). However, if an option exercise notice is delivered at a time when any Dealing Restrictions prohibits the exercise of Options, the Option Exercise Date will be the date when the Participant is permitted to exercise an Option under such Dealing Restrictions.
(iii)An Option will lapse as set out in rules 6.7 (Lapsing of Options and Exercise Periods) and 6.8 (Exercise Period ).
(iv)Subject to rules 5.8 (Withholding) and 12.7 (Consents) the Company will arrange for Shares to be transferred to or issued to the Participant within 30 days of the Option Exercise Date.
5.4Free Shares
Vested Free Shares will cease to be subject to the risk of forfeiture on Vesting.

5.5Rights
Shares issued pursuant to the Plan will rank equally in all respects with the Shares in issue on the date of allotment. They will not rank for any rights attaching to Shares by reference to a record date preceding the date of allotment. Where Shares are transferred (including a transfer out of treasury), the Participant will be entitled to all rights attaching to the Shares by reference to a record date on or after the transfer date. The Participant will not be entitled to rights before that date.
5.6Dividend equivalent
The Committee may determine that an Award will include the right to receive an amount equal in value to the dividends which were payable on the number of Vested Shares between the Award Date and the date of Release (“dividend equivalents”), subject to rule 5.8 (Withholding). The Committee will determine, in its absolute discretion, the dividend equivalent calculation method. This amount will be paid in Shares unless the Committee decides it will be paid in cash. Dividend equivalents will be paid to any relevant Participant as soon as practicable after Release or, in the case of an Option, after exercise.
The Committee may at any time decide to disapply this rule 5.6 (Dividend equivalent) in relation to all or part of a special dividend or dividend in specie which may otherwise be included in rule 5.6 (Dividend equivalent).
5.7Alternative ways to satisfy Options and Conditional Awards
The Company may, subject to the approval of the Committee, decide to satisfy an Option or a Conditional Award by paying an equivalent amount in cash (subject to rule 5.8 (Withholding)). For Options, the cash amount must be equal to the amount by which the Market Value of the Shares in respect of which the Option is exercised exceeds the Option Price on the Option Exercise Date (see rule 5.3(ii) (Option Exercise Date)). Alternatively, the Company may, subject to the approval of the Committee, decide to satisfy an Option by procuring the issue or transfer of Shares to the value of the cash amount specified above.

If the Committee does this, the Participant need not pay the Option Price or, if they have paid it, the Company will repay it to them.
The Company may determine that Awards will be satisfied in cash at the Award Date or at any time subsequently.
5.8Withholding
The Company, any employing company or the trustee of any employee benefit trust may make such arrangements as it considers necessary to meet any liability to taxation, duties, social security contributions or other amounts in respect of Awards or otherwise in connection with a person’s participation in the Plan, whether the liability is a liability of, or is payable by, the Participant, the Company, the employing company or the trustee and whether such liability arises before or after the adoption of this rule. These arrangements may include a reduction in the number of Shares subject to an Award and/or the exercise of an Option on behalf of the Participant and/or the sale on behalf of the Participant of any of the Shares to which they are entitled under the Plan and the retention of the sale proceeds to meet the liability. References to social security contributions include anything in a jurisdiction outside the United Kingdom which, in the opinion of the Committee, is reasonably comparable to social security contributions.
5.9Joining a competitor
If a Participant ceases to be an employee or director of a Member of the Group and within 12 months of cessation joins a competitor organisation (as determined by the Committee), all Unvested Awards and Awards that Vested on or after cessation which have not been Released will lapse. In respect of Vested Awards that have Vested and been Released on or after the Participant’s cessation of employment for which the Participant has received Shares or cash in respect of the Award, the Committee will issue the Participant with a notice requiring them to make a payment to the Company equal to the Market Value of the Shares comprised in the Award as at the date of Vesting less any tax paid, and less in the case of an Option, the Option Price. The payment must be made within two months of receipt of the notice.
5.10Malus and clawback
Awards are subject to the Company’s malus and clawback policy/ies in place from time to time. By accepting an Award, a Participant agrees to be bound by the terms of such applicable policy/ies.
6Leaving the Group
6.1General rules on leaving employment:
(i)Any outstanding Award will lapse immediately on the date the Participant ceases to be an employee or a director of a Member of the Group by reason of dismissal for misconduct (unless the Committee decides otherwise);
(ii)Subject to rule 6.1(i), a Vested Award which has not yet been Released will not lapse on the date the Participant ceases to be an employee but instead will continue and be Released, subject to rule 8 (Takeovers and restructurings), on the Normal Release Date unless the Committee decides in its discretion in any particular case that the Vested Award should be Released at an earlier date or immediately;

(iii)Subject to rule 6.1(i), a Vested Option which has been Released will not lapse on the date the Participant ceases to be an employee and will lapse in accordance with rule 6.7 (Lapsing of Options and Exercise Periods);
(iv)An Award which has not Vested will lapse on the date the Participant ceases to be an employee unless rule 6.2 (Leaving in exceptional circumstances – Unvested Awards) applies. Where rule 6.2 (Leaving in exceptional circumstances – Unvested Awards) applies to an Option, rules 6.7 (Lapsing of Options and Exercise Periods) and 6.8 (Exercise Period) will apply to determine the Exercise Period.
6.2Leaving in exceptional circumstances - Unvested Awards
(i)If a Participant ceases to be an employee of any Member of the Group prior to the Vesting Date for any of the reasons set out below, then their Awards which have not Vested will Vest and be Released as described in rule 6.3 (Vesting and Release – Awards subject to Performance Conditions) or rule 6.4 (Vesting and Release – Award not subject to Performance Condition) (as applicable) and lapse as to the balance. The reasons are:
(I)ill-health, injury or permanent disability, established to the satisfaction of the Company;
(II)the Participant’s employing company ceasing to be under the Control of the Company;
(III)a transfer of the undertaking, or the part of the undertaking, in which the Participant works to a person which is neither under the Control of the Company nor a Member of the Group;
(IV)redundancy;
(V)any other reason, at the discretion of the Committee.
(ii)The Committee must exercise any discretion provided for in rule (i) within 30 days after cessation of the relevant Participant’s employment or office and the Award will lapse or Vest and be Released (as appropriate) on the earlier of the date on which the discretion is exercised and the end of the 30 day period.
6.3Vesting and Release - Awards subject to Performance Conditions
(i)Where rule 6.2 (Leaving in exceptional circumstances – Unvested Awards) applies, and the Award is subject to a Performance Condition, then the Award does not lapse but will Vest, subject to rule 1.5 (Other conditions), after the end of the Performance Period in accordance with rules 4.1 (Timing of Vesting) and 4.2 (Determination of Performance Conditions and other conditions) and be Released on the Normal Release Date. The Award will also be reduced pro rata to reflect the period from the date of cessation of employment until the date of the end of the Performance Period as a proportion of the Performance Period unless the Committee decides otherwise. The Award then lapses as to the balance.

(ii)As an alternative to rule (i) and subject to rule 1.5 (Other conditions), the Committee may decide in its discretion in any particular case that an Award should Vest and be Released at an earlier date in which case the extent to which it will Vest, is measured in accordance with rule 4.2 (Determination of Performance Conditions and other conditions) at the end of the financial year in which the cessation of employment occurs, or if the Committee so decides, the first anniversary of the date of cessation of employment. The Award will also be reduced pro rata to reflect the period from the date of cessation of employment until the end of the Performance Period, as a proportion of the Performance Period unless the Committee decides otherwise. The proportion of the Award that Vests will then be Released, and the Award then lapses as to the balance.
6.4Vesting and Release – Award not subject to Performance Condition
Where rule 6.2 (Leaving in exceptional circumstances – Unvested Awards) applies, and the Award is not subject to a Performance Condition, then, the Award does not lapse but will Vest and be Released, subject to rule 1.5 (Other conditions), on the date of cessation of the Participant’s employment. The Committee may decide in its discretion in any particular case that the Award should Vest and be Released either immediately or on any other date, subject to rule 1.5 (Other conditions). Unless the Committee decides otherwise, the amount of the Award which Vests will also be reduced pro rata to reflect the period from the date of cessation of employment to the Planned Vesting Date as a proportion of the period from the Award Date until the Planned Vesting Date.
6.5Death
If a Participant dies, their Awards will Vest and be Released on the date of death subject to any applicable Performance Conditions (which the Committee may disapply if it resolves that exceptional circumstances exist) but the Award will be reduced pro rata to reflect the period from the date of death until the end of the Performance Period or where there was no Performance Period, to the Planned Vesting Date, as a proportion of the original Performance Period or, where there was no Performance Period, the period from the Award Date to the Planned Vesting Date unless the Committee decides otherwise. The Award will then lapse as to the balance.
6.6Meaning of “ceasing to be an employee”
For the purposes of this rule 6 (Leaving the Group), a Participant will not be treated as ceasing to be an employee of a Member of the Group until they cease to be an employee of all Members of the Group or if they recommence employment with a Member of the Group within 7 days.
6.7Lapsing of Options and Exercise Periods
This rule sets out when an Option will lapse. An Option will lapse on the earlier of:
(i)the end of the Exercise Period (see rule 6.8 (Exercise Period));
(ii)in the case of a Vested Option, the date the Participant ceases to be an employee or a director of a Member of the Group by reason of dismissal for misconduct (unless the Committee decides otherwise);

(iii)in the case of a Vested Market Value Option 12 months after the date on which the Participant ceased to be an employee of a Member of the Group;
(iv)in the case of an Option which Vests under this rule 6 (Leaving the Group), 12 months after the date on which the Participant ceased to be an employee of a Member of the Group ;
(v)6 months after an event which gives rise to an Option being Released under rule 8 (Takeovers and restructurings) unless (vi) below applies;
(vi)6 weeks after the date on which a notice to acquire Shares under Chapter 3 of Part 28 of the Companies Act 2006 (compulsory purchase of shares) is first served;
(vii)the date on which a Participant joins a competitor organisation (rule 5.9 (Joining a competitor)); and
(viii)12 months from the date of death.
6.8“Exercise Period” means:
(i)For an Option which is not a Market Value Option, the 12 month period following its Release (unless the Committee determines a different period under rule 2.1 (Terms of Awards)); and
(ii)for a Market Value Option, the period starting on the date of its Release and ending on the tenth anniversary of the Award Date (unless the Committee determines a different period under rule 2.1 (Terms of Awards)).
If more than one Exercise Period or lapse date applies then the provision which results in the shortest Exercise Period and the earliest lapse of the Option will apply. However, the Committee may permit a Participant to exercise Options within any applicable longer periods set out in these rules.
7Variations in share capital, demergers and special distributions
7.1Adjustment of Awards
If there is:
(i)a variation in the equity share capital of the Company, including a capitalisation or rights issue, sub-division, consolidation or reduction of share capital; or
(ii)a demerger (in whatever form) or exempt distribution by virtue of Section 1075 of the Corporation Tax Act 2010;
(iii)a special dividend or distribution; or
(iv)other circumstances which the Committee considers appropriate.
the Committee may adjust the number or class of Shares or securities comprised in an Option or Conditional Award and, in the case of an Option, the Option Price.
The Option Price to subscribe for Shares may be adjusted to a price less than nominal value only if the Committee resolves to capitalise the reserves of the Company, subject to any necessary conditions. This capitalisation will be of an amount equal to the difference between the adjusted Option Price payable for the Shares to be issued on exercise and the nominal value of such Shares on the date of allotment of the Shares. If, at the time of exercise, the Committee does not resolve to capitalise the reserves of the Company for this purpose then the adjustment under this rule 7.1 (Adjustment of Awards) will be deemed not to have taken place.
7.2Notice
The Company may notify Participants of any adjustment made under this rule 7 (Variations in share capital, demergers and special distributions).
8Takeovers and restructurings
8.1Subject to rule 8.6 (Exchange), if any of the events described in rules 8.2 (Takeovers) to 8.4 (Demergers or other corporate events) occur, all Vested Awards (including those that Vested as a result of such event) will be Released.
8.2Takeovers
Subject to rule 8.6 (Exchange), where a person (or a group of persons acting in concert) obtains Control of the Company as a result of making an offer to acquire Shares, an Award Vests, subject to rule 1.5 (Other conditions), on the date the person obtains Control but only to the extent that any Performance Conditions have been satisfied at that date as determined by the Committee, unless the Committee determines that the Performance Conditions and other conditions should not apply. In addition, unless the Committee decides otherwise, the extent to which the Award Vests shall be reduced pro rata to reflect the period from the date of the event until the date of the end of the Performance Period as a proportion of the Performance Period. The Award lapses as to the balance.
8.3Schemes of arrangement
Subject to rule 8.6 (Exchange), when a court sanctions a compromise or arrangement in connection with the acquisition of Shares, an Award Vests, subject to rule 1.5 (Other conditions), but only to the extent that any Performance Conditions have been satisfied at that date as determined by the Committee unless the Committee determines that the Performance Conditions and other conditions should not apply. In addition, unless the Committee decides otherwise, the extent to which the Award Vests shall be reduced pro rata to reflect the period from the date of the event until the date of the end of the Performance Period as a proportion of the Performance Period. The Award lapses as to the balance.
8.4Demergers or other corporate events
If the Committee becomes aware that the Company is or is expected to be affected by any demerger, distribution (other than an ordinary dividend) or other transaction not falling within rules 8.2 (Takeovers), or 8.3 (Schemes of arrangement) which, in the opinion of the Committee would affect the current or future value of any Award, the Committee may allow an Award to Vest subject to rule 1.5 (Other conditions) but only to the extent that any Performance Condition has been satisfied at that date as determined by the Committee unless the Committee determines that the Performance Conditions and other conditions should not apply. In addition, unless the Committee decides otherwise, the extent to which the Award Vests shall be reduced pro rata to reflect the period from the date of the event until the date of the end of the Performance Period as a proportion of the Performance Period. The Award lapses as to the balance.
8.5Committee
In this rule, “Committee” means those people who were members of the compensation committee of the Company immediately before the change of Control.
8.6Exchange
An Award will not Vest or be Released under rules 8.1, 8.2 (Takeovers), 8.3 (Schemes of arrangement) or 8.4 (Demergers or other corporate events) but will be exchanged under rule 9 (Exchange of Awards) to the extent that:
(i)an offer to exchange the Award is made and accepted by the Participant; or
(ii)the Committee decides that the Award will be automatically exchanged.
9Exchange of Awards
9.1Timing of exchange
Where an Award is to be exchanged under rule 8 (Takeovers and restructurings) the exchange will take place as soon as practicable after the relevant event.
9.2Exchange terms
Where a Participant is granted a new award in exchange for an existing Award, the new Award:
(i)must confer a right to acquire shares in the Acquiring Company or another body corporate determined by the Acquiring Company;
(ii)must be equivalent to the existing Award, subject to rule (iv);
(iii)is treated as having been acquired at the same time as the existing Award and, subject to rule (iv), Vests and is Released in the same manner and at the same time;
(iv)may, at the discretion of the Committee, be subject to a performance condition which is, so far as possible, equivalent to any Performance Condition applying to the existing Award;
(v)is governed by the Plan as if references to Shares were references to the shares over which the new award is granted and references to the Company were references to the Acquiring Company or the body corporate determined under rule (i).

9.3Committee
In this rule 9 (Exchange of Awards), “Committee” means those people who were members of the compensation committee immediately before the change of Control which led to the exchange.
10Plan limits
10.1The number of Shares over which the Committee may grant Awards on any date shall be limited so that it does not exceed the limits set out in rule 10.2 or rule 10.3, as applicable.
10.2With respect to any Awards granted prior to September 30, 2024, the limit is 10% of the number of the Company’s equity share capital on the day preceding the Award Date less the aggregate of the number of:
(i)Shares allocated in respect of awards granted within the previous 10 years under any employees’ share scheme; and
(ii)Shares remaining to be allocated in respect of awards granted on the same date or within the previous 10 years under any employees’ share scheme; and
(iii)Shares allocated on the same date or within the previous 10 years under any employees’ share scheme otherwise than in respect of an award
(iv)This limitation only applies to Awards which are to be satisfied (directly or indirectly) by the issue of new Shares or the transfer of treasury Shares.
10.3With respect to any Awards granted on or following September 30, 2024, the aggregate number of Shares with respect to which Awards may be granted under this Plan (including Schedules 1 and 2) shall not exceed 19,000,000 Shares (whether satisfied by the issue of new Shares, the transfer of treasury Shares or the transfer of existing Shares). Any Award under this Plan settled in cash shall not be counted against the foregoing maximum Share limit.
10.4For the purposes of rule 10:
(i)“allocate” means the issue of new Shares or the transfer of treasury Shares in satisfaction (directly or indirectly) of a person’s right under an award;
(ii)an “award” means any right to acquire or receive Shares whether conditional or unconditional and whether or not for payment;
(iii)an “employees’ share scheme” means any scheme for encouraging or facilitating the holding of shares in or debentures of the Company by or for the benefit of (a) the bona fide employees or former employees of the Group, or (b) the spouses, civil partners, surviving spouses, surviving civil partners, or minor children or step-children of such employees or former employees;
(iv)“equity share capital” has the meaning given to it by Section 548 of the Companies Act 2006;

(v)“treasury Shares” has the same meaning as in Chapter 6 of the Companies Act 2006;
(vi)no account will be taken of Shares acquired by an employee or former employee (or the personal representatives of such a person) where the Shares are acquired for a price equal to their market value at or about the date of acquisition and the cost of those Shares is borne by (or by the estate of) the employee or former employee;
(vii)subject to rule 10.3(viii), no account will be taken of an award if and to the extent to which the Committee considers that it will be satisfied by the transfer of existing Shares other than treasury Shares;
(viii)any Shares allocated or remaining to be allocated to the trustee of any trust which were used or which are to be sued to satisfy awards granted under an employee shares scheme must be treated as having been allocated or as remaining to be allocated in respect of those awards unless the Shares were acquired by the trustee pursuant to a rights issue or other opportunity offered to the trustee in respect of Shares, other than Shares previously allocated to it;
(ix)where an award was granted in consideration of the release by the holder of an award previously granted to them under an employees’ share scheme, then the earlier award shall be ignored and the later award shall be deemed to have been granted at the same time as the earlier award; and
(x)the transfer of treasury Shares may be disregarded if the share incentive scheme guidelines of the UK institutional shareholders are amended to permit such shares to be disregarded.
10.5Where an individual is granted two options on terms that the exercise of one will automatically result in a reduction to the extent to which the other may be exercised and vice versa, then for the purposes of this rule 10 (Plan limits) it shall only be necessary to take into account that number of Shares which could be acquired in respect of those options having regard to those terms.
11Terms of employment
11.1For the purposes of this rule, “Employee” means any employee of a Member of the Group.
11.2This rule applies during an Employee’s employment and after the termination of an Employee’s employment, whether or not the termination is lawful.
11.3Nothing in the rules or the operation of the Plan forms part of the contract of employment of an Employee. The rights and obligations arising from the employment relationship between the Employee and the Company are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment.
11.4No employee has a right to participate in the Plan. Participation in the Plan or the grant of Awards on a particular basis in any year does not create any right to or expectation of participation in the Plan or the grant of Awards on the same basis, or at all, in any future year.
11.5The terms of the Plan do not entitle the Employee to the exercise of any discretion in their favour.
11.6The Employee will have no claim or right of action in respect of any decision, omission or discretion, which may operate to the disadvantage of the Employee even if it is unreasonable, irrational or might otherwise be regarded as being in breach of the duty of trust and confidence (and/or any other implied duty) between the Employee and their employer.
11.7No Employee has any right to compensation for any loss in relation to the Plan, including any loss in relation to:
(i)any loss or reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment);
(ii)any exercise of a discretion or a decision taken in relation to an Award or to the Plan, or any failure to exercise a discretion or take a decision;
(iii)the operation, suspension, termination or amendment of the Plan;
11.8Benefits under the Plan will not form part of the Employee’s remuneration for pension purposes.
11.9Participation in the Plan is permitted only on the basis that the Participant accepts all the provisions of the rules, including this rule. By participating in the Plan, an Employee waives all rights under the Plan, other than the right to acquire shares subject to and in accordance with the express terms of the Plan and the Performance Condition, in consideration for, and as a condition of, the grant of an Award under the Plan.
11.10Nothing in this Plan confers any benefit, right or expectation on a person who is not an Employee. No such third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan. This does not affect any other right or remedy of a third party which may exist.
12General
12.1Committee’s decisions final and binding
The decision of the Committee on the interpretation of the Plan or in any dispute relating to an Award or matter relating to the Plan will be final and conclusive.
12.2Documents sent to shareholders
The Company may send to Participants copies of any documents or notices normally sent to the holders of its Shares at or around the same time as issuing them to the holders of its Shares.
12.3Costs
The Company will pay the costs of introducing and administering the Plan. The Company may ask a Participant’s employer to bear the costs in respect of an Award to that Participant.

12.4Regulations
The Committee has the power from time to time to make or vary regulations for the administration and operation of the Plan but these must be consistent with its rules.
12.5Employee trust
The Company and any Subsidiary may provide money to the trustee of any trust or any other person to enable them to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by Chapter 2 of Part 18 of the Companies Act 2006.
12.6Data protection
The personal data of any employee eligible to be granted an Award under rule 1.2 (“Eligible Employee”) and of any Participant who holds or who has held an Award may be processed in connection with the operation of the Plan in accordance with the Group’s prevailing data protection policy and as notified to Eligible Employees in accordance with applicable data protection laws. By participating in the Plan, a Participant’s attention is drawn to such data protection policy. The policy does not form part of these rules and may be updated from time to time. Any such updates shall be notified to Eligible Employees and the Participants.
12.7Consents
All allotments, issues and transfers of Shares will be subject to any necessary consents under any relevant enactments or regulations for the time being in force in the United Kingdom or elsewhere. The Participant will be responsible for complying with any requirements they need to fulfil in order to obtain or avoid the necessity for any such consent.
12.8Articles of association
Any Shares acquired under the Plan are subject to the articles of association of the Company from time to time in force.
12.9Listing
If and so long as the Shares are listed on the Official List and traded on the London Stock Exchange, the Company will apply for listing of any Shares issued under the Plan as soon as practicable. If the Shares are traded on any other stock exchange, the Company must also apply to have the Shares admitted to trading on that exchange.
12.10Notices
(i)Save as otherwise provided in this Plan any notice or communication to be given to any person who is or will be eligible to be a Participant may be:
(I)delivered by electronic mail and it shall be deemed to have been received upon electronic confirmation of such delivery;
(II)personally delivered or sent by ordinary post to their last known address and where a notice or communication is sent by post it shall be deemed to have been received 48 hours after the same was put into the post properly addressed and stamped; or
(III)provided electronically through a website hosted by the Company or an agent of the Company, provided that the Participant is notified by electronic mail or ordinary post that such notice or communication has been or will be provided in this manner, and it shall be deemed to have been received on the day it is posted on the website.
(ii)Share certificates and other communications sent by post will be sent at the risk of the recipient concerned and neither the Company nor any of its Subsidiaries shall have any liability whatsoever to any such person in respect of any notification, document, share certificate or other communication so given, sent or made.
(iii)Any notice to be given to the Company or the Trustees shall be delivered or sent to the Company at its registered office, marked for the attention of the Company Secretary, and shall be effective upon receipt. The Committee may make other arrangements to receive notices.
13Changing the Plan and termination
13.1Committee’s powers
Except as described in the rest of this rule 13 (Changing the Plan and termination), the Committee may at any time change the Plan in any way.
13.2Shareholder approval
(i)Except as described in rule (ii), to the extent required by any applicable listing rules, the Company in general meeting must approve in advance by ordinary resolution any proposed change to the Plan to the advantage of present or future Participants, which relates to the following:
(I)the persons to or for whom Shares may be provided under the Plan;
(II)the limitations on the number of Shares which may be issued under the Plan;
(III)the rights of a Participant in the event of a capitalisation issue, rights issue or open offer, sub-division or consolidation of shares or reduction of capital or any other variation of capital of the Company;
(IV)the terms of this rule (i).
(ii)The Committee can change the Plan and need not obtain the approval of the Company in general meeting for any minor changes:
(I)to benefit the administration of the Plan;
(II)to comply with or take account of the provisions of any proposed or existing legislation;
(III)to take account of any changes to legislation; or

(IV)to obtain or maintain favourable tax, exchange control or regulatory treatment of the Company, any Subsidiary or any present or future Participant.
13.3Overseas sub-plans
13.4The Committee may establish sub-plans to operate in overseas territories (overseas sub-plans), provided that:
(i)all overseas sub-plans are subject to the limitations set out in rule 10 (Plan limits);
(ii)only employees who are resident in (or otherwise subject to the tax laws of) the relevant territory are entitled to participate in any overseas sub-plan;
(iii)no employee has an entitlement to awards under any overseas sub-plan greater than the maximum entitlement of an employee under the Plan.
13.5Any overseas sub-plan must be governed by rules similar to the rules of the Plan, but modified to take account of applicable tax, social security, employment, company, exchange control, trust or securities (or any other relevant) law, regulation or practice.
13.6Notice
The Committee may give written notice of any changes made to any Participant affected.
14Governing law and jurisdiction
English law governs the Plan and all Awards and their construction. The English Courts have exclusive jurisdiction in respect of disputes arising under or in connection with the Plan or any Award. For such purposes each party irrevocably submits to the jurisdiction of the English courts and waives any objection to the exercise of such jurisdiction.

Schedule 1
US Participants
This Schedule 1 sets forth the modifications of the Plan as applicable to US Participants. The terms of this Schedule 1 will apply automatically to a US Participants to the extent such US Participant is granted an Award under the Plan. If a Participant becomes a US Participant following the Award Date, such US Participant’s Award will be governed by this Schedule 1 and shall be deemed modified in a manner consistent with this Schedule 1 without any further actions on the part of the US Participant or the Company. If there is a conflict between the terms of the Plan, the terms of the Award and the terms of this Schedule 1 as applied to a US Participant, the provisions of this Schedule 1 will prevail.
1    Definitions
In this Schedule 1, references to a "rule” will be to the rules of the Plan and references to “paragraphs” are to paragraphs of Schedule 1. Words and phrases shall have the same meaning as in the rules, except that the following additions and amendments will be made to words and expressions in the rules:
“409A Vest” and “409A Vesting Date” (and derivatives thereof) shall have the meanings set forth in Section 409A and generally mean the time or date after which a US Participant has satisfied all vesting requirements that must be satisfied in order to avoid forfeiture of the Award. For the avoidance of doubt, in the event that any US Participant ceases to be an employee, the 409A Vesting of any Awards held by such US Participant will take place no later than the date on which such US Participant ceases to be an employee (within the meaning of rule 6.6);
“Code” means the US Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder;
“Fair Market Value” means the fair market value of a Share as determined in accordance with Section 1.409A-1(b)(5)(iv)(A) of the US Treasury Regulations;

“Section 409A” means Section 409A of the Code;

“Securities Act” means the US Securities Act of 1933, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder;

“Short-Term Deferral Period” means, with respect to any amount payable with respect to any Award granted under the Plan to a US Participant, the 2 ½ month period beginning on the day immediately following the last day of the US Participant’s first taxable year in which the amount 409A Vests;

“US” means the United States of America;
“US Subsidiary” means a Subsidiary of the Company located in the US;
“US Tax” means income taxation by the US;
“US Participant” means a Participant who is subject to US Tax on the Award Date, is expected to become subject to US Tax following the Award Date or becomes subject to US Tax following the Award Date but prior to the date upon which any part of an Award 409A Vests.
2.    Intention

Awards granted to US Participants (other than Free Shares, which are generally governed by Section 83 of the Code and not subject to Section 409A) are intended to be exempt from the requirements of Section 409A to the maximum extent possible, pursuant to one or more applicable exemptions, including the short-term deferral exception described in Section 1.409A-1(b)(4) of the US Treasury Regulations, or otherwise comply with Section 409A, and the Plan and any such Award granted to a US Participant will be interpreted, operated and administered in a manner consistent with such intention.
2.    Other Conditions
Any other conditions imposed under rule 1.5 (Other conditions) with respect to any Award (other than Free Shares) granted to or held by a US Participant shall (i) in the case of such Award that is not subject to a Holding Period or is otherwise intended to be exempt from Section 409A, only be imposed to the extent consistent with the short-term deferral or other exception to Section 409A, and (ii) in the case of such Award that is subject to a Holding Period or is otherwise intended to be subject to Section 409A, only be imposed to the extent consistent with Section 409A.
3.    Grant of Options
Options granted to US Participants are intended to satisfy the stock rights exemptions provided in Treasury Regulation § 1.409A-1(b)(5)(i). Nil-cost Options may not be granted to US Participants; provided, however, that if unvested Nil-cost Options are held by a Participant who becomes a US Participant subsequent to the grant of such Nil-cost Options, then paragraph 4 of this Schedule 1 shall apply.
4.    Non-Market Value Options
To the extent a Participant who has been granted an Option becomes subject to US Tax while such Option is unvested and such Option is determined to have been granted with an Option Price less than Fair Market Value on the Award Date, if (i) such Option is not subject to a Holding Period, then (a) notwithstanding anything to the contrary in the Plan, such Option shall be automatically exercised on the date of Release, and (b) any transfer, issue or payment in respect of such Option shall occur no later than the end of the Short-Term Deferral Period, or (ii) such Option is subject to a Holding Period or is otherwise intended to be subject to Section 409A, then notwithstanding rule 6.8 (Exercise Period), the Exercise Period shall end no later than midnight on 31 December of the calendar year in which such Option is Released.
5.    Awards Subject to Section 409A
With respect to any Conditional Award that is subject to a Holding Period, any Nil-Cost Option or any other Award that is subject to Section 409A, (i) notwithstanding anything to the contrary in rule 6.1(ii) (General rules on leaving employment), the Committee shall not have discretion to determine that such Vested Award shall be Released at an earlier date or immediately, (ii) notwithstanding anything to the contrary in rule 6.3 (Vesting and Release – Awards subject to Performance Conditions), to the extent that rule 6.2 (Leaving in exceptional circumstances – Unvested Awards) applies, such Award (x) will Vest at the end of the Performance Period in accordance with rule 4.2 (Determination of Performance Conditions and other conditions) and be Released on the Normal Release Date, (y) will be reduced pro rata to reflect the period from the date of cessation of employment until the date of the end of the Performance Period as a proportion of the Performance Period unless the Committee decides otherwise, and (z) will lapse as to the balance of such Award, (iii) notwithstanding anything to the contrary in rule 6.4 (Vesting and Release – Award not subject to Performance Condition), the Committee shall not have discretion to determine that an Award should Vest and be Released either immediately or on any other date.
6.    Settlement of Conditional Awards Not Subject to Holding Period
Notwithstanding anything to the contrary in the Plan, any transfer, issue or payment arranged under rule 5.2 (Conditional Award) or rule 5.7 (Alternative ways to satisfy Options and Conditional Awards) in respect of any Conditional Awards that are not subject to a Holding Period shall, in any event, occur no later than the end of the Short-Term Deferral Period.
7.    Settlement of Conditional Awards Subject to Holding Period
Notwithstanding rule 5.2 (Conditional Award) or rule 5.7 (Alternative ways to satisfy Options and Conditional Awards), any transfer, issue or payment in respect of any Conditional Awards that are subject to a Holding Period (or are otherwise subject to Section 409A) shall, in any event, occur no later than either (i) 31 December of the year in which the Conditional Award is Released, or (ii) 2 ½ months after the date of Release.
8.    Delays in Vesting or Settlement
No 409A Vesting or issuance or transfer of the Shares underlying an Award (other than Free Shares) held by a US Participant shall be delayed, including due to Dealing Restrictions or suspension due to misconduct, if such delay would result in the payment of any amount pursuant to an Award following the end of the applicable Short-Term Deferral Period relating to the 409A Vesting of such Award (and in such cases the Award may be settled in cash or forfeited prior to the end of the Short-Term Deferral Period, in the Committee’s discretion) if such Award is intended to be exempt from Section 409A, or in a manner that would violate Section 409A if such Award is subject to Section 409A. Delays may be permitted only to the extent that (i) a payment would violate federal securities laws or other applicable law as contemplated by Treasury Regulation § 1.409A-2(b)(7)(ii), (ii) a payment would jeopardise the Company’s ability to continue as a “going concern” (within the meaning of Treasury Regulation § 1.409A-3(d)), or (iii) is otherwise required or permitted by Section 409A.
9.    Dividend Equivalents
Notwithstanding rule 5.6 (Dividend equivalent), (i) no dividend equivalent rights shall be granted to any US Participant with respect to Options and (ii) cash or Shares underlying any dividend equivalent rights with respect to Conditional Awards granted to a US Participant shall be paid, issued or transferred to the US Participant at the same time that such cash or Shares underlying such Conditional Awards are paid issued or transferred to such US Participant. To the extent that dividend equivalent rights with respect to Options are held by a Participant who becomes a US Participant subsequent to the grant of such Options and dividend equivalent rights with respect thereto, dividend equivalents will be paid, transferred or issued (as applicable, and subject to rules 5.8 (Withholding) and 12.7 (Consents) to any relevant Participant as soon as practicable after Release.
10.    Deductions and Offsets

Notwithstanding rule 5.10 (Malus and clawback), no deductions or offsets shall be made by the Company or any of its Subsidiaries from any payment owing to a Participant who is a US Participant to the extent that such deduction or offset would result in adverse tax consequences under Section 409A and to the extent permitted by applicable law.
11.    Takeovers and Restructurings
Notwithstanding anything to the contrary in rule 8 (Takeovers and restructurings), to the extent that any Award held by a US Participant is subject to Section 409A, the treatment of such Award in connection with any of the events described in rule 8, shall be in compliance with Section 409A, and no Shares underlying any Conditional Awards subject to Section 409A will be issued or transferred to the US Participant upon the occurrence of any event described in rule 8 unless such event also constitutes a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5).
12.    Exchange of Awards
Any exchange of an Award (other than Free Shares) for a new Award under rule 9 (Exchange of Awards) and adjustments under rule 7 (Variations in share capital, demergers and special distributions), with respect to Awards held by US Participants, shall be effected in a manner that complies with Section 409A.
13.    Trusts
No Shares issued or payments made in respect of an Award subject to Section 409A shall be funded with any assets set aside in a trust or other arrangement in violation of Section 409A(b)(1) of the Code. When Shares to be delivered in respect of an Award that is subject to Section 409A are delivered via the trustee of an employee benefits trust (i) the Participant will not have any interest in those Shares until the Award has Vested in accordance with the rules of the Plan and this Schedule 1, and (ii) the trustee will not allocate any Shares or other trust assets in favour of the Participant until such Award has Vested. Where cash is to be paid in respect of an Award the cash will not be paid or otherwise delivered via the trustee of an employee benefits trust.
14.    Withholding
If any liability described in rule 5.8 (Withholding) arises in relation to an Award granted to or held by a US Participant that is subject to Section 409A before that Award would otherwise be Released, a proportion of such Award will be Released at that time in respect of such amount of cash or such number of Shares as have a market value (as determined by the Committee) as nearly as possible equal to the amount of that liability unless alternative arrangements are made to the satisfaction of the Company to cover such liability (including the US Participant agreeing to the withholding of such liability from other pay due to such US Participant from any Member of the Group).
15.    Separation from Service and Six-Month Delay
To the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a US Participant ceasing to be an employee (within the meaning of rule 6.6) then (i) such Award or amount shall only be paid to the extent such cessation qualifies as a “separation from service” as defined in Section 409A, and (ii) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section

409A, such Award or other compensatory payment shall not be payable prior to the earlier of (a) the expiration of the six-month period measured from the date such US Participant ceases to be an employee, or (b) the date of the US Participant’s death.
16.    Unfunded Status
The Plan is intended to be an “unfunded” plan for incentive compensation for US Participants. With respect to any payments not yet made to a US Participant pursuant to an Award, nothing contained in the Plan or any Award statement or other written policy or program shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.
17.    Amendments
Notwithstanding anything to the contrary contained in the Plan or any Award statement, if at any time the Committee determines that a US Participant’s Award (or any portion thereof) may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify the US Participant or any other person for failure to do so) to adopt such amendments to the Plan or such Award statement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to (i) exempt such Award from the application of Section 409A and to preserve the intended tax treatment of the benefits provided with respect to the Award or (ii) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. Neither the Company nor any of its Subsidiaries shall have any obligation under this paragraph 17 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any US Participant or any other person if any Award, compensation or other benefit under the Plan is determined to constitute non-compliant deferred compensation subject to the imposition of taxes, penalties and/or interest under Section 409A. Notwithstanding anything in rule 13 (Changing the Plan and termination) to the contrary, no amendment will be made under rule 13 that would prevent any Award that is subject to Section 409A from meeting the requirements of Section 409A, and no amendment will be made under rule 13 that would cause any Award that is intended to be exempt from Section 409A to become subject to Section 409A. The Company and its Subsidiaries make no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise.
18.    Free Shares
If any US Participant makes an election under Section 83(b) of the Code to be taxed with respect to any Free Shares as of the date of transfer of the Free Shares rather than as of the date or dates upon which such US Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

Schedule 2
Canadian Participants
The purpose of this Schedule is to ensure that an Award made to a Participant who is subject to taxation under the law of Canada is not taxed as a “Salary Deferral Arrangement”. All Awards subject to this Schedule 2 shall be administered and interpreted in a manner which complies with this intent.
The rules of the Plan will apply to Awards held by Participants who are, or who may become, subject to Canadian tax or social security contributions liability in connection with an Award (“Canadian Participants”), as amended by this Schedule 2. Where there is any conflict between the rules of the Plan and this Schedule 2, the terms of this Schedule 2 will prevail.
1    Definitions
In this Schedule 2, references to “rules” are to rules of the Plan and references to “paragraphs” are to paragraphs of Schedule 2. Words and phrases shall have the same meaning as in the rules, except that the following additions and amendments will be made to words and expressions in the rules:
“Cause” or “Serious Reason” has the same meaning ascribed to such term in any employment or similar agreement then in effect between the Canadian Participant and a Member of the Group or, if there is no such agreement or such term is not defined therein, “Cause” or “Serious Reason” means for the purpose of the Canadian Participant’s entitlements under this Plan and for no other purpose, a termination of the Canadian Participant’s employment or engagement by a Member of the Group due to: (a) the Canadian Participant’s willful neglect in the performance of the Canadian Participant’s duties or willful or repeated failure to perform such duties; (b) the Canadian Participant’s failure to follow a reasonable and lawful directive of a Member of the Group or the person to whom the Canadian Participant reports; (c) the Canadian Participant’s gross negligence or intentional misconduct in the performance of duties to a Member of the Group; (d) the Canadian Participant has committed any act of fraud, misrepresentation or dishonesty with respect to a Member of the Group; (e) the Canadian Participant being convicted of or entering plea of guilty to an indictable offence, or a crime of moral turpitude, that in each instance, results in, or could reasonably be expected to result in, material harm to the business or reputation of a Member of the Group; (f) the Canadian Participant’s act of misappropriation, embezzlement, or misuse of funds or property belonging to a Member of the Group; (g) a material breach by the Canadian Participant of a material written agreement between the Canadian Participant and a Member of the Group; (h) a material violation of the written policies of a Member of the Group that have been provided or made available to the Canadian Participant; (i) engagement in conduct in connection with the Canadian Participant’s employment or engagement with a Member of the Group, which results in, or could reasonably be expected to result in, material harm to the business or reputation of a Member of the Group; (j) any restrictive covenant breach by the Canadian Participant; or (k) any other act or omission that constitutes just cause for dismissal at common law or a serious reason for termination within the meaning of Article 2094 of the Civil Code of Quebec and the applicable case law, as applicable;
“Performance Period” means the period in respect of which the Performance Conditions are to be satisfied which will not normally be less than 3 consecutive years of the Company and will not be more than 3 consecutive years of the Company, and in any event the start of the Performance Period shall be no earlier than 1st January prior to the Award Date and the end of the Performance Period shall be no later than three years after the Award Date;

“Planned Vesting Date” means the date set under rule 2.1 (Terms of Awards) which will be no later than three years after the Award Date; and
“Termination Date” means either (i) the date on which a Canadian Participant ceases to be employed by a Member of the Group for any reason, whether lawful or otherwise (including, without limitation, by reason of resignation, retirement, death, frustration of contract (as applicable), termination for Cause or a Serious Reason, termination without Cause or a Serious Reason, disability or constructive dismissal), without regard to any pay or indemnity in lieu of notice (paid by way of lump sum or salary continuance), benefits continuation, or other termination or severance payments or benefits which the Canadian Participant may then receive or be entitled to receive, whether pursuant to contract, the common law, the Civil Code of Quebec or otherwise or (ii) such later date, if applicable, as may be required to satisfy the minimum requirements of applicable employment or labour standards legislation.
2    Granting Awards
Rule 2.1(v) (Terms of Awards - Holding Period) shall be deleted and the following rule 2.4 inserted:
“Awards granted to Canadian Participants will not be subject to a Holding Period.”
3    Consequences of Vesting and Release
3.1    Rule 5.2 (Conditional Award) will be deleted and replaced with the following:
“As soon as practicable after the Release of a Conditional Award, and in no event later than 31 December following the Vesting Date, the Company will arrange (subject to Rule 5.8 (Withholding) and 12.7 (Consents)) for the transfer (including a transfer out of treasury) or issue to or to the order of the Participant of the number of Shares subject to the Released Award.”
3.2    Rule 5.3(iv) will be deleted and replaced with the following:
“Options
(i)An Option held by a Canadian Participant will be automatically exercised on the date of Release without any further action being required by the Participant or the Company and this date shall be the “Option Exercise Date”.
(ii)The Company or any employing company may make such arrangements as it considers necessary to meet the Option Price (if any) payable by the Participant for the number of Shares being acquired. These arrangements may include a reduction in the number of Shares subject to the exercise of the Option on behalf of the Participant and/or the sale on behalf of the Participant of any of the Shares to which they are entitled under the Plan and the retention of the sale proceeds to meet the liability.
(iii)Subject to rules 5.8 (Withholding) and 12.7 (Consents) the Company will arrange for the Shares to be transferred to or issued to the Participant as soon as practicable after the Option Exercise Date, and in no event later than 31 December following the Vesting Date.”

3.3    The first paragraph of rule 5.6 (Dividend equivalent) will be deleted and replaced with the following:
“The Committee may determine that a Conditional Award or Option will include the right to receive an amount equal in value to the dividends which were payable on the number of Vested Shares between the Award Date and the date of Release (“dividend equivalents”), subject to rule 5.8 (Withholding). This amount will be paid in cash unless the Committee decides it will be paid in Shares. Dividend equivalents will be paid to any relevant Participant at the same time that the Shares underlying the Award to which the dividend equivalent relates (or cash if the Award is so satisfied pursuant to rule 5.7 (Alternative ways to satisfy Options and Conditional Awards)) are transferred to the Participant. For the avoidance of doubt the dividend does not include the tax credit.
3.4    The following additional wording will be added to rule 5.7 (Alternative ways to satisfy Options and Conditional Awards) after the words “satisfied in cash at the Award Date or at any time subsequently”:
“If an Award is to be settled in cash, the Company will arrange for the cash to be paid to the Participant as soon as practicable after the date of Release of a Conditional Award or the Option Exercise Date of an Option, and in no event later than 31 December following the Vesting Date.”
3.5    Rule 5.9 (Joining a competitor) will be deleted and replaced with the following:
If a Canadian Participant ceases to be an employee or director of a Member of the Group and within 12 months of the Termination Date joins a competitor organisation whether as principal, agent, consultant, contractor, employer, employee or in any other manner to perform services for, or establish, control, own a beneficial interest in, or be otherwise commercially involved in any endeavour, activity or business of a competitor organisation in the Canadian Participant’s province of employment, all Unvested Awards and Awards that Vested on or after cessation which have not been Released will lapse. In respect of Vested Awards that have Vested and been Released on or after the Canadian Participant’s Termination Date for which the Canadian Participant has received Shares or cash in respect of the Award, the Committee will issue the Canadian Participant with a notice requiring them to make a payment to the Company equal to the Market Value of the Shares comprised in the Award as at the date of Vesting less any tax paid, and less in the case of an Option, the Option Price. The payment must be made within two months of receipt of the notice.
3.6    Rule 6.1 (General rules on leaving employment) will be deleted and replaced with the following:
6.1    General rules on leaving employment:
(i)Except as may be required to satisfy the minimum requirements of applicable employment or labour standards legislation, any outstanding Award will lapse immediately on the Canadian Participant’s Termination Date where such Canadian Participant ceases to be an employee or a director of a Member of the Group by reason of a termination for Cause or a Serious Reason (unless the Committee decides otherwise), and, except as may be required to satisfy the minimum requirements of applicable employment or labour standards legislation, such Canadian Participant waives any claim to damages in respect thereof whether related or attributable to any contractual, common or civil law termination entitlement or otherwise;
(ii)Subject to rule 6.1(i), a Vested Award which has not yet been Released will not lapse on the Canadian Participant’s Termination Date but instead will continue and be Released, subject to rule 8 (Takeovers and restructurings), on the Normal Release Date unless the Committee decides in its discretion in any particular case that the Vested Award should be Released at an earlier date or immediately;
(iii)An Award which has not Vested will lapse on the Canadian Participant’s Termination Date unless rule 6.2 (Leaving in exceptional circumstances – Unvested Awards) applies, and, except as may be required to satisfy the minimum requirements of applicable employment or labour standards legislation, such Canadian Participant waives any claim to damages in respect thereof whether related or attributable to any contractual, common or civil law termination entitlement or otherwise.
3.7    Rule 6.2 (Leaving in exceptional circumstances - Unvested Awards) will be deleted and replaced with the following:
6.2    Leaving in exceptional circumstances - Unvested Awards
(iv)If a Canadian Participant’s Termination Date occurs prior to the Vesting Date for any of the reasons set out below, then their Awards which have not Vested will Vest and be Released as described in rule 6.3 (Vesting and Release – Awards subject to Performance Conditions) or rule 6.4 (Vesting and Release – Award not subject to Performance Condition) (as applicable) and lapse as to the balance, and, except as may be required to satisfy the minimum requirements of applicable employment or labour standards legislation, such Canadian Participant waives any claim to damages in respect thereof whether related or attributable to any contractual, common or civil law termination entitlement or otherwise. The reasons are:
(I)ill-health, injury or permanent disability, established to the satisfaction of the Company;
(II)the Participant’s employing company ceasing to be under the Control of the Company;
(III)a transfer of the undertaking, or the part of the undertaking, in which the Participant works to a person which is neither under the Control of the Company nor a Member of the Group;
(IV)any other reason, at the discretion of the Committee.
(v)The Committee must exercise any discretion provided for in rule 6.2(i) within 30 days after the Canadian Participant’s Termination Date and the Award will lapse or Vest and be Released (as appropriate) on the earlier of the date on which the discretion is exercised and the end of the 30 day period.

3.8    Rule 6.3 (Vesting and Release - Awards subject to Performance Conditions) will be deleted and replaced with the following:
6.3    Vesting and Release - Awards subject to Performance Conditions
(i)Where rule 6.2 (Leaving in exceptional circumstances – Unvested Awards) applies, and the Award is subject to a Performance Condition, then the Award does not lapse but will Vest, subject to rule 1.5 (Other conditions), after the end of the Performance Period in accordance with rules 4.1 (Timing of Vesting) and 4.2 (Determination of Performance Conditions and other conditions) and be Released on the Normal Release Date. The Award will also be reduced pro rata to reflect the period from the Canadian Participant’s Termination Date until the end of the Performance Period as a proportion of the Performance Period unless the Committee decides otherwise. The Award then lapses as to the balance, and, except as may be required to satisfy the minimum requirements of applicable employment or labour standards legislation, the Canadian Participant waives any claim to damages in respect thereof whether related or attributable to any contractual, common or civil law termination entitlement or otherwise.
(ii)As an alternative to rule 6.3(i) and subject to rule 1.5 (Other conditions), the Committee may decide in its discretion in any particular case that an Award should Vest and be Released at an earlier date in which case the extent to which it will Vest, is measured in accordance with rule 4.2 (Determination of Performance Conditions and other conditions) at the end of the financial year in which the Canadian Participant’s Termination Date occurs. The Award will also be reduced pro rata to reflect the period the Canadian Participant’s Termination Date until the end of the Performance Period, as a proportion of the Performance Period unless the Committee decides otherwise. The proportion of the Award that Vests will then be Released, and the Award then lapses as to the balance, and, except as may be required to satisfy the minimum requirements of applicable employment or labour standards legislation, the Canadian Participant waives any claim to damages in respect thereof whether related or attributable to any contractual, common or civil law termination entitlement or otherwise.
3.9    Rule 6.4 (Vesting and Release – Award not subject to Performance Condition) will be deleted and replaced with the following:
6.4    Vesting and Release – Award not subject to Performance Condition
Where rule 6.2 (Leaving in exceptional circumstances – Unvested Awards) applies, and the Award is not subject to a Performance Condition, then, the Award does not lapse but will Vest and be Released, subject to rule 1.5 (Other conditions), on the Canadian Participant’s Termination Date. The Committee may decide in its discretion in any particular case that the Award should Vest and be Released either immediately or on any other date, subject to rule 1.5 (Other conditions). Unless the Committee decides otherwise, the amount of the Award which Vests will also be reduced pro rata to reflect the period from the Canadian Participant’s Termination Date to the Planned Vesting Date as a proportion of the period from the Award Date until the Planned Vesting Date, and, except as may be required to satisfy the minimum requirements of applicable employment or labour standards legislation, the Canadian Participant waives any claim to damages in respect thereof whether related or attributable to any contractual, common or civil law termination entitlement or otherwise.
3.10    Rule 6.7 (Lapsing of Options and Exercise Periods) will be deleted and replaced with the following:
14.16.7    [Intentionally Omitted]
3.11    Rule 6.8 (Exercise Period) will be deleted and replaced with the following:
14.26.8    [Intentionally Omitted]
3.12    The following additional wording will be added to Rule 8.2 (Takeovers), Rule 8.3 (Schemes of arrangement), and Rule 8.4 (Demergers or other corporate events) after the words “The Award lapses as to the balance”:
“and, except as may be required to satisfy the minimum requirements of applicable employment or labour standards legislation, a Canadian Participant waives any claim to damages in respect thereof whether related or attributable to any contractual, common or civil law termination entitlement or otherwise”